UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2016

BANCORP OF NEW JERSEY, INC.

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	001-34089 (Commission File Number)	20-8444387 (I.R.S. Employer Identification Number)

1365 PALISADE AVENUE
FORT LEE, NEW JERSEY 07024

(Address of Principal Executive Offices)

(201) 944-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of shareholders of Bancorp of New Jersey, Inc. (the “Company”) was held on May 19, 2016.  At the annual meeting, the shareholders of the Company voted to elect five directors to the Company’s board of directors, each to serve until the 2019 annual meeting of shareholders and until his or her successor is elected and qualified; to approve, on an advisory basis, the compensation of the Company’s named executive officers; and to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The names of each director elected at the annual meeting, as well as the number of votes cast for or withheld and the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
John K. Daily	2,471,655	27,867	2,115,642
Nancy E. Graves	2,471,109	28,413	2,115,642
Anthony M. LoConte	2,466,833	32,689	2,115,642
Carmelo Luppino, Jr.	2,464,582	34,940	2,115,642
Rosario Luppino	2,401,664	97,858	2,115,642

As to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
2,308,563	177,187	13,772	2,115,642

As to the vote to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
4,572,803	28,221	14,140	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: May 24, 2016	By:	/s/ Nancy E. Graves
	Name:	Nancy E. Graves
	Title:	President and CEO